                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP
          1201 THIRD AVENUE, 40TH FLOOR SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500


                                December 17, 1998

Wall Data Incorporated
11332 N.E. 122nd Way
Kirkland, WA  98034-6931

        RE:    150,000 SHARES OF COMMON STOCK (NO PAR VALUE) OF
               WALL DATA INCORPORATED (THE "COMPANY")

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 150,000 shares of Common Stock, no par value (the "Shares"), of Wall Data Incorporated (the "Company"), which are to be issued pursuant to the Company's 1994 Nonofficer Stock Option Plan As Amended and Restated on October 15, 1996.

        We have examined the Registration Statement and such other documents and records of the Company as we have deemed relevant and necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based upon and subject to the foregoing, we are of the opinion that the Shares that will be issued pursuant to the Plan, upon the due execution by the Company and the registration by its registrar of the Shares and the issuance thereof by the Company

Wall Data Incorporated
December 17, 1998
Page 2

in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,


                                            PERKINS COIE LLP